UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 29, 2016

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

814-00188	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Medallion Financial Corp. (the “Company”) entered into an amendment, dated July 29, 2016 (the “Amendment”) to its Amended and Restated Loan and Security Agreement, dated March 28, 2011, by and among the Company, Medallion Funding LLC and Sterling National Bank (the “Credit Agreement”). Under the terms of the Amendment, the maturity date of the facility was extended to August 15, 2016. The Company and Sterling National Bank are currently in the process of drafting an amendment to the Credit Agreement to extend the term of such agreement for an additional two years and expect to enter into such amendment on or before August 15, 2016.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Eighth Amendment to Amended and Restated Loan and Security Agreement, dated July 29, 2016, by and among Medallion Financial Corp., Medallion Funding LLC and Sterling National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: August 4, 2016

Exhibit Index

Exhibit No.	Description

10.1	Eighth Amendment to Amended and Restated Loan and Security Agreement, dated July 29, 2016, by and among Medallion Financial Corp., Medallion Funding LLC and Sterling National Bank.

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